Exhibit 3

SPYGLASS MERGER CORP.

STOCKHOLDERS AGREEMENT

Dated as of                     , 2006

ii

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT is made as of                  , 2006, by and among Spyglass Merger Corp., a Delaware corporation (together with its successors and assigns, “Newco”), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):  (i) (a) Silver Lake Partners II, L.P., a Delaware limited partnership, (together with its successors and assigns, “SLP II”), and (b) Silver Lake Technology Investors II, L.L.C., a Delaware limited liability (together with its successors and assigns, “SLTI II,” and together with SLP II, the “Initial SLP Investors”); (ii) (a) the Troxel Living Trust (together with its successors and assigns, the “Initial Co-Investor”) and (b) Douglas D. Troxel (the “Co-Investor Founder”); and (iii) any other Person who becomes a party hereto pursuant to Article VII.

WHEREAS, the Initial SLP Investors, the Initial Co-Investor, the Co-Investor Founder, and Newco have entered into the Contribution and Voting Agreement, dated as of November 11, 2005, (as may be amended from time to time, the “Contribution and Voting Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein, the Initial SLP Investors agreed to contribute cash to Newco and the Initial Co-Investor agreed to contribute shares of common stock of the Company to Newco and, in consideration for such contributions, Newco agreed to issue to the Initial SLP Investors and the Initial Co-Investor shares of the common stock, par value $0.01 per share (“Newco Common Stock”), of Newco;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of November 11, 2005, between Newco and SERENA Software, Inc., a Delaware corporation (“Serena”), upon the closing of the merger of Newco with and into Serena pursuant to the terms and subject to the conditions set forth therein (the “Merger”), each share of Newco Common Stock shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation of the Merger (the “Common Stock” and together with any Common Stock hereinafter issued by the Company, the “Shares”);

WHEREAS, pursuant to the Contribution and Voting Agreement, each recipient of Shares thereunder is obligated to become a party to this Agreement; and

WHEREAS, the Stockholders and the Company desire to set forth the respective rights and obligations of the Stockholders generally.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.                                   Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person.  The term “control”, as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.  “Controlled” and “controlling” have meanings correlative to the foregoing.  Notwithstanding the foregoing, (i) the Company, its Subsidiaries and the Company’s other controlled Affiliates shall not be considered Affiliates of any Stockholder and (ii) none of the SLP Investors shall be considered Affiliates of any portfolio company in which the SLP Investors or any of their investment fund Affiliates have made a debt or equity investment.

“Affiliated Officer” means an officer of the Company affiliated with the SLP Investors.

“Agreement” means this Stockholders Agreement, as the same may be amended, supplemented, restated or modified.

“Beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however that no Stockholder shall be deemed to beneficially own any securities of the Company held by any other Stockholder solely by virtue of the provisions of this Agreement (other than this definition).

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in San Francisco, California.

“Closing” has the meaning set forth in the Merger Agreement.

“Co-Investors” means any of the Initial Co-Investor and any of its Permitted Transferees that hold Share Equivalents and have become parties to this Agreement pursuant to Article VII.

“Company” means the surviving corporation of the Merger.

“Competitor” means (a) any Person that sells products or services that are directly competitive with the products or services then sold by the Company or any of its Subsidiaries (as shall be reasonably determined in good faith by the Board) or (b) any Person that is a non-independent director or officer of any Person set forth in the foregoing clause (a).

“Control Event” means either (a) the SLP Investors, in the aggregate, no longer beneficially own at least twenty percent (20%) of the outstanding Share Equivalents or (b) the

SLP Investors, in the aggregate, no longer beneficially own at least twenty percent (20%) more of the outstanding Share Equivalents than the Co-Investors, in the aggregate, beneficially own.

“Disability” shall mean the inability to perform the duties of a director of the Company by reason of a significant physical or mental impairment, as determined in good faith by the Co-Investors or the Co-Investor Founder, for so long as such impairment shall exist.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fair Market Value” means (i) with respect to cash consideration, the total amount of such cash consideration in United States dollars, (ii) with respect to non-cash consideration consisting of publicly-traded securities, the average daily closing sales price of such securities for the ten consecutive trading days preceding the date the Fair Market Value of such securities is required to be determined hereunder (with the closing price for each day being the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which such securities are listed and admitted to trading, or, if not listed and admitted to trading on any such exchange on the NASDAQ National Market System, or if not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose) and (iii) with respect to non-cash consideration not consisting of publicly-traded securities, such amount as is determined to be the fair market value of the non-cash consideration as of the date such Fair Market Value is required to be determined hereunder as determined (x) in good faith by the Board, including by the affirmative vote of the Co-Investor Designee, or (y) by a nationally recognized third party appraiser reasonably acceptable to the Board and the Co-Investor Designee.

“Family Affiliate” means, with respect to any natural Person, (a) any parent, grandparent, sibling or child (including any adopted sibling or child) of such natural Person, or any spouse or former spouse of such Person, (b) any trust (i) established solely for the benefit of (x) such natural Person, (y) any of the Persons set forth in the foregoing clause (a) and/or (z) any bona fide charity(ies) or charitable purpose(s) and (ii) with respect to which the trustee is such natural Person (unless such natural Person has died or become Disabled) or (c) any corporation, limited liability company, partnership, foundation or other Person (i) with respect to which all of the outstanding capital stock or other equity interests are beneficially owned solely by (x) such natural Person, (y) any of the Persons set forth in the foregoing clause (a) and/or (z) any bona fide charities and (ii) with respect to which such natural Person (unless such natural Person has died or become Disabled) is the majority stockholder (if a corporation), the sole manager or managing member (if a limited liability company), the sole general partner (if a limited partnership) or otherwise has the sole power to direct or cause the direction of the management and policies, directly or indirectly, of such Person, whether through the ownership of voting securities, by contract or otherwise (if any other type of Person).

“Initial Public Offering” means the consummation of an underwritten public offering of Shares registered under the Securities Act.

“Management Agreement” means the Management Agreement, dated as of November 11, 2005, by and between Newco and Silver Lake Technology Management, L.L.C., as may be amended from time to time.

“Non-SLP Stockholders” means each of the Stockholders other than the SLP Investors.

“Participation Portion” means, for each Participating Stockholder as of the date of the relevant Participation Notice, the product of (i) the total number of Participation Shares proposed to be issued by the Company in the Post-Closing Issuance as set forth in the Participation Notice, and (ii) a fraction, the numerator of which is the aggregate number of Share Equivalents owned by such Participating Stockholder as of the date of the relevant Participation Notice and the denominator of which is the total number of outstanding Share Equivalents as of the date of the relevant Participation Notice.

“Participation Shares” means the number of Share Equivalents or other equity securities proposed to be sold by the Company in the Post-Closing Issuance.

“Permitted Transferee” means with respect to (i) any SLP Investor or Stockholder (other than a Co-Investor), any Affiliate or Syndication Transferee of such SLP Investor or Stockholder (as applicable), and (ii) any Co-Investor, the Co-Investor Founder or any Family Affiliate of the Co-Investor Founder.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Qualified Purchaser” means any Person to whom the Co-Investor wishes to sell Share Equivalents pursuant to Section 3.6; provided that such Person shall not be a Competitor.

“Restricted Participation Period” means, with respect to any Co-Investor, any periods of time between the Initial Public Offering and the earlier of a Control Event and the three-year anniversary of the Initial Public Offering during which such Co-Investor has an effective 10b5-1 Plan that has not been terminated by such Co-Investor (regardless of the amount of sales being made pursuant to such 10b5-1 Plan during such period).

“Restricted Shares” means all Share Equivalents other than (a) Share Equivalents, the offer and sale of which have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (b) Share Equivalents, with respect to which a sale or other disposition has been made in reliance on and in accordance with Rule 144 (or any successor provision) under the Securities Act, or (c) Share Equivalents, with respect to which the holder thereof shall have delivered to the Company either (i) an opinion of counsel in form and substance reasonably satisfactory to the Company, delivered by counsel reasonably satisfactory to the Company, or (ii) a “no action” letter from the SEC, to the effect that subsequent transfers of such Share Equivalents may be effected without registration under the Securities Act.

“ROFO Sale” means (a) if after the 5-year anniversary of the Closing and prior to the Initial Public Offering, then any transfer of Shares other than pursuant to Section 3.2, Section 3.4 or Section 3.5 and (b) if after the Initial Public Offering, then any transfer of Shares other than pursuant to Section 3.2, Section 3.4, Section 3.5, Section 3.7 or Article IV, in each case unless a Control Event has occurred, in which case no transfer of Shares shall be a ROFO Sale.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Series A Preferred Stock” means the Series A Preferred Stock, par value $0.01 per share, of the Company.

“Share Equivalents” means (i) Shares and (ii) the number of Shares issuable upon exercise, conversion or exchange of any security that is currently exercisable for, convertible into or exchangeable for, on any such date of determination, Shares without payment to the Company of any additional consideration.

“SLP Investors” means any of the Initial SLP Investors that hold Share Equivalents and any of their Affiliates that hold Share Equivalents and have become parties to this Agreement pursuant to Article VII.

“Stockholders” means each of the Stockholders specified in the preamble and each additional Person who becomes a party to this Agreement pursuant to Article VII hereof as a stockholder of the Company.

“Subsidiary“ means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more that 50% of the voting power of all outstanding stock or ownership interests of such entity, (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (C) a general or managing partnership interest in such entity.

“Syndication Transferee” means any such Persons to whom any Initial SLP Investor transfers Share Equivalents; provided that (a) each such transfer is completed within six (6) months after the Closing, (b) the aggregate number of Share Equivalents transferred by the Initial SLP Investors to all such Persons does not exceed 16,384,000 (as adjusted for any stock dividend split, reverse split, combination recapitalization or reclassification) and (c) such transfers are for a cash price of no more than $5.00 per Share Equivalent (as adjusted for any stock dividend split, reverse split, combination recapitalization or reclassification).

“Transfer Offer” means the offer to sell the Transfer Securities owned by the Co-Investor to the SLP Investors or one or more of its assignees in accordance with Section 3.6(a).

“Transfer Restriction Period” means the period beginning on the date hereof and ending on the earlier of (a) a Control Event and (b) the three-year anniversary of the Initial Public Offering.

“Voting Securities” means (a) the Shares and (b) any other securities that are permitted by their terms to vote together with the Shares.

Section 1.2.                                   Definitions Cross References.

Terms	Section

10b5-1 Plan	3.7(a)
Acceptance Notice	3.6(b)
Co-Investor Certificates	3.7(b)
Co-Investor Designated Directors	2.1(b)(i)(A)
Co-Investor Designee	2.1(b)(i)(A)
Co-Investor Founder	Preamble
Co-Investor Initiating Holders	4.1(g)
Co-Investor Observer	2.1(b)(iv)
Co-Investor Rule 144 Sales	3.7(a)
Co-Investors Nominee	2.1(c)(i)(A)
Common Stock	Recitals
Contribution and Voting Agreement	Recitals
Demand Period	4.3(c)
Demand Registration	4.3(a)
Dispute and Disputes	9.4
Drag-Along Notice	3.5(a)
Drag-Along Portion	3.5(a)
Drag-Along Sale	3.5(a)
Election Period	3.6(b)
Holder and Holders	4.1(e)
Indemnified Liabilities	8.1(a)
Indemnified Party	4.7(c)
Indemnifying Party	4.7(c)
Indemnitees	8.1(a)
Independent Co-Investor Designee	2.1(b)(i)(A)
Initial Co-Investor	Preamble
Initial SLP Investors	Preamble
Initiating Holders	4.3(a)
JAMS	9.4
Marketed Underwritten Shelf Take-Down	4.2(d)(ii)
Merger	Recitals
Newco	Preamble
Newco Common Stock	Recitals
Offer Notice	3.6(a)
Offer Price	3.6(a)
Participating Stockholder	5.1(b)(i)

Terms	Section

Participation Closing	5.1(e)
Participation Notice	5.1(a)
Post-Closing Issuance	5.1(a)
Pre-IPO Period	2.1(b)(i)
Pro Rata 144 Portion	3.7(b)
Pro Rata Portion	3.4(b)
Pro Rata Take-Down Portion	4.2(d)(i)
Prospective Subscriber	5.1(a)(i)
Prospectus	4.1(d)
register, registered and registration	4.1(a)
Registrable Securities	4.1(b)
Registration Statement	4.1(a)
Restricted Shelf Take-Down	4.2(d)(i)
Restricted Shelf Take-Down Notice	4.2(d)(i)
Rule 144 Selling SLP Investors	3.7(b)
Selling SLP Investors	3.4(a)
Shares	Recitals
Shelf Holder	4.2(a)
Shelf Period	4.2(b)
Shelf Registration Notice	4.2(a)
Shelf Registration Statement	4.1(c)
Shelf Suspension	4.2(c)
SLP Designated Directors	2.1(b)(i)(C)
SLP II	Preamble
SLP Initiating Holders	4.1(f)
SLP Nominees	2.1(c)(i)(B)
SLP Rule 144 Broker	3.7(b)
SLP Rule 144 Notice	3.7(b)
SLP Rule 144 Sales	3.7(b)
SLTI II	Preamble
transfer	3.1(a)
Transfer Consideration	3.6(a)
Transfer Notice	3.4(a)
Transfer Period	3.6(c)
Transfer Securities	3.6(a)
Underwritten Shelf Take-Down	4.2(d)(ii)
Underwritten Shelf Take-Down Notice	4.2(d)(ii)
Unrestricted Shelf Take-Down	4.2(e)(i)

Section 1.3.                                   General Interpretive Principles.  The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement.  For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”  The terms “dollars” and “$” shall mean United States dollars.  Except as otherwise set forth herein, Shares underlying unexercised options that have been issued by the Company shall not be deemed “outstanding” for any purposes in this Agreement.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

GOVERNANCE

Section 2.1.                                   Board of Directors.

(a)                                  Board Size.  The size of the Board shall be determined in the manner set forth from time to time in the Company’s Articles of Incorporation and Bylaws.

(b)                                 Board Representation Prior to Initial Public Offering.

(i)                                     From the date hereof and until earlier of a Control Event and the consummation of an Initial Public Offering (the “Pre-IPO Period”), each Stockholder agrees that it will vote, or execute a written consent in lieu thereof with respect to, all of the Voting Securities beneficially owned or held of record by it, or cause all of the Voting Securities beneficially owned by it to be voted, or cause a written consent in lieu thereof to be executed, to elect and, during such period, to continue in office a Board consisting solely of the following (subject to the other provisions of this Section 2.1):

(A)                              subject to Section 2.1(b)(ii), two (2) designees of the Initial Co-Investor, who shall consist of (1) a designee that is not an Affiliate of the Company, the SLP Investors or the Co-Investors and that is reasonably acceptable to the SLP Investors (an “Independent Co-Investor Designee”) and (2) subject to Section 2.1(d), one other designee (the “Co-Investor Designee,” and together with the Independent Co-Investor Designee (if applicable), the “Co-Investor Designated Directors”);

(B)                                the Chief Executive Officer of the Company; and

(C)                                the designees of SLP II and/or its Permitted Transferees (to the extent such Permitted Transferees are assigned such rights by SLP II) with respect to all remaining members of the Board (collectively, the “SLP Designated Directors”).

(ii)                                  If at any time during the Pre-IPO Period, the Initial Co-Investor and its respective Permitted Transferees no longer beneficially own, in the aggregate, at least (A) twenty percent (20%) of the outstanding Share Equivalents, then the director designation right of the Initial Co-Investor pursuant to Section 2.1(b)(i)(A) will reduce to one (1)

director, which shall be the Co-Investor Designee, or (B) ten percent (10%) of the outstanding Share Equivalents, then the director designation right of the Initial Co-Investor pursuant to Section 2.1(b)(i)(A) will reduce to zero (0) directors.

(iii)                               In the event that the Initial Co-Investor determines to remove a Co-Investor Designated Director or SLP II and/or its Permitted Transferees determines to remove an SLP Designated Director, each of the Stockholders will take any action that may be required in order to effect such removal and the appointment of a successor Co-Investor Designated Director or SLP Designated Director, as applicable.  In the event that the director designation right of the Initial Co-Investor is reduced pursuant to Section 2.1(b)(ii), unless the SLP Investors otherwise agree in writing, the Initial Co-Investor shall cause such director or directors, as the case may be, to resign promptly from the Board.

(iv)                              If at any time during the Pre-IPO Period, the Initial Co-Investor and its Permitted Transferees beneficially own, in the aggregate, less than ten percent (10%) of the outstanding Share Equivalents, then the Initial Co-Investor shall be entitled to appoint one (1) non-voting board observer (the “Co-Investor Observer”) for so long as the Initial Co-Investor and its Permitted Transferees beneficially own, in the aggregate, at least five percent (5%), of the outstanding Share Equivalents.  The Co-Investor Observer shall be entitled to attend all regular and special meetings (telephonic or in person) of the Board and receive all written materials provided to members of the Board prior to and at such meetings, except to the extent the receipt of such materials would prevent the Company from asserting attorney-client privilege with respect to such materials.  The Co-Investor Observer may be required by the Board to temporarily leave a meeting of the Board if the presence of the Co-Investor Observer at such time would prevent the Company from asserting attorney-client privilege with respect to matters discussed before the Board at such time.

(c)                                  Board Representation After an Initial Public Offering.

(i)                                     On and after the occurrence of an Initial Public Offering, to the extent permitted by applicable law and the rules of the principal stock exchange or inter-dealer quotation system on which the Shares are then traded or listed, the Stockholders shall have the following rights in connection with each election of directors of the Company:

(A)                              subject to Section 2.1(d), the Initial Co-Investor shall have the right to nominate one individual for election to the Board of Directors for so long as the Initial Co-Investor and its Permitted Transferees beneficially own, in the aggregate, at least ten percent (10%) of the outstanding Share Equivalents (such individual, the “Co-Investors Nominee”); and

(B)                                SLP and/or its Permitted Transferees (to the extent such Permitted Transferees are assigned such rights by SLP II) shall have the right to nominate a number of individuals for election to the Board of Directors equal to the product of the following (such individuals, the “SLP Nominees”):  (i) the percentage of the outstanding Share Equivalents beneficially owned by the SLP Investors, taken together, and (ii) the number of directors then on the Board; provided that such product shall be rounded up to the nearest whole number.

(ii)                                  For so long as the Initial Co-Investor or SLP II and/or its Permitted Transferees have the right to nominate a Co-Investor Nominee or SLP Nominee, as the case may be, for election pursuant to Section 2.1(c)(i), in connection with each election of directors, the Company shall nominate such Co-Investor Nominee or SLP Nominee, as the case may be, for election as a director as part of the management slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the highest level of support for the election of such Co-Investor Nominee or SLP Nominee, as the case may be, as it provides to any other individual standing for election as a director of the Company as part of the Company’s management slate.  Each Stockholder shall vote all of its Voting Securities in favor of the slate of directors nominated in accordance therewith.

(iii)                               In the event that the Co-Investor Nominee shall cease to serve as a director for any reason (other than the failure of the stockholders of the Company to elect such person as a director), the Initial Co-Investor shall have the right to appoint another Co-Investor Nominee to fill the vacancy resulting therefrom.  In the event that a SLP Nominee shall cease to serve as a director for any reason (other than the failure of the stockholders of the Company to elect such person as a director), SLP II and/or its Permitted Transferees shall have the right to appoint another SLP Nominee to fill the vacancy resulting therefrom.  For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Co-Investor Nominee or SLP Nominee shall not affect the right of the Initial Co-Investor or SLP II and/or its Permitted Transferees, as the case may be, to designate a Co-Investor Nominee or SLP Nominee, as the case may be, for election pursuant to Section 2.1(c)(i) in connection with any future election of directors of the Company.  In the event that Co-Investor determines to remove a Co-Investor Designated Director or SLP II and/or its Permitted Transferees determines to remove an SLP Designated Director, each of the Stockholders will take any action that may be required by the Company’s stockholders in order to effect such removal and appoint a successor Co-Investor Designated Director or SLP Designated Director, if applicable.

(d)                                 Identity of Certain Designees and Nominees.  The Co-Investor Designee, the Co-Investor Observer and the Co-Investor Nominee, as the case may be, may only be the Co-Investor Founder; provided, however, that in the event of the death or Disability of the Co-Investor Founder, the executor, administrator, testamentary trustee, legatee or beneficiary of the Co-Investor Founder may designate another individual to serve as such Co-Investor Designee, Co-Investor Observer or Co-Investor Nominee (in lieu of the Co-Investor Founder) pursuant to this Section 2.1 provided that such individual is not a Competitor.

(e)                                  Termination.  The provisions of this Section 2.1 shall terminate and be of no further force and effect after the earlier to occur of (i) a Control Event and (ii) the three-year anniversary of an Initial Public Offering.

Section 2.2.                                   Voting.

(a)                                  Subject to Section 2.3, prior to the earlier of (i) the occurrence of a Control Event, and (ii) the completion of an Initial Public Offering, each Non-SLP Stockholder agrees to vote at any stockholders meeting (or in any written consent in lieu thereof) all of the Voting Securities owned or held of record by it or cause all of the Voting Securities beneficially owned by it to be voted at any stockholders meeting (or in any written consent in lieu thereof), in the same manner as the SLP Investors vote the Voting Securities beneficially owned by them at such meeting (or in such written consent in lieu thereof); provided, however that nothing contained herein shall obligate a Co-Investor to vote at any stockholders meeting (or in any written consent in lieu thereof) any of the Voting Securities owned or held of record by it, or cause any of the Voting Securities beneficially owned by it to be voted at any stockholders meeting (or in any written consent in lieu thereof) or permit the SLP Investors to vote a Co-Investor’s Voting Securities by proxy in the same manner as the SLP Investors vote the Voting Securities beneficially owned by them at such meeting (or in such written consent in lieu thereof) with respect to any matter pursuant to which the affirmative vote or written consent of the Co-Investor Designee is required pursuant to this Agreement unless the Co-Investor Designee has affirmatively voted for, or provided written consent to, such matter concurrently with or prior to such stockholders meeting (or in any written consent in lieu thereof).

(b)                                 In order to effectuate Section 2.2(a), each Co-Investor hereby grants to the SLP Investors an irrevocable proxy, coupled with an interest, to vote, during the period specified in Section 2.2(a), all of the Share Equivalents beneficially owned by the grantor of the proxy in the manner set forth in Section 2.2(a).

Section 2.3.                                   Protective Provisions

(a)                                  The Company shall not, without the affirmative vote or written consent of the Co-Investor Designee, amend any provision of its Certificate of Incorporation or Bylaws in a manner that adversely affects any Co-Investor relative to the SLP Investors.  For the avoidance of doubt, none of the following would be deemed to adversely affect the Co-Investors relative to the SLP Investors:  (A) an increase in the authorized capital stock of the Company, except an increase in the number of shares of Series A Preferred Stock, (B) the creation of any new class or series of equity interests (provided that the Company complies with Article V with respect to the issuance of any such new class or series of equity interests) or (C) amendments made in connection with any reorganization of the Company effected to facilitate an Initial Public Offering or the acquisition of the Company by merger or consolidation subject to the provisions of Section 3.5 (provided that in such reorganization or acquisition each share of each class or series of capital stock held by the Co-Investors is treated the same as each share of the same class or series of capital stock held by the SLP Investors and each other holder of a share of the same class or series).

(b)                                 The Company shall not, without the affirmative vote or written consent of the Co-Investor Designee, enter into any transaction with the SLP Investors or any of its Affiliates, other than (i) any transaction or agreement between the Company or one if its Subsidiaries, on the one hand, and a portfolio company of the SLP Investors or any of their investment fund Affiliates, on the other hand, that is negotiated at arms length between the managements of the Company or such Subsidiary and such portfolio company (provided, if such transaction or agreement involves any transfer of shares by any Stockholder, then in such transaction or agreement each share of each class or series of capital stock held by the Co-Investors is treated the same as each share of the same class or series of capital stock held by the SLP Investors and each other holder of a share of the same class or series), (ii) issuances of securities to the SLP Investors or their Affiliates with respect to which the Co-Investors have pre-emptive rights hereunder, (iii) the performance of the transactions contemplated by the Management Agreement or (iv) the amendment or modification of the Management Agreement in any manner that would not adversely affect the Company or the Co-Investors.

(c)                                  The foregoing protective provisions will terminate upon the earliest of (i) the Initial Co-Investor and its Permitted Transferees ceasing to beneficially own, in the aggregate, at least ten percent (10%), of the outstanding Share Equivalents, (ii) the occurrence of a Control Event and (iii) immediately prior to the completion of an Initial Public Offering.

Section 2.4.                                   Benefits of Article II.  The provisions of this Article II are solely for the benefit of the SLP Investors and the Co-Investors and only the SLP Investors and the Co-Investor shall have any rights or remedies in respect of Article II; provided, however, (a) that SLP II and its Permitted Transferees shall have the right to assign their right to designate any SLP Designated Director (other than any director that may be designated pursuant to the terms of the Series A Preferred Stock) or to nominate any SLP Nominee to any other Person to whom SLP II or such Permitted Transferee transfers Share Equivalents in accordance with Article III and (b) the SLP Investors shall have the right to assign any of their other rights and remedies in respect of Article II (including the right to designate a director pursuant to the terms of the Series A Preferred Stock) to any Person in connection with the consummation of any transaction subject to the provisions of Section 3.5, provided that, in the case of this clause (b), such Person also assumes the obligations set forth in Section 2.3

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1.                                   General Restrictions on Transfers.

(a)                                  No Stockholder may sell, exchange, assign, pledge, hypothecate, gift or otherwise transfer or dispose of (all of which acts shall be deemed included in the term “transfer” as used in this Agreement) any legal, economic or beneficial interest in any Share Equivalents (whether held in its own right or by its representative) unless (i) such transfer of Share Equivalents is made on the books of the Company and is not in violation of the provisions of this Article III and (ii) the transferee of such Share Equivalents (if other than (A) the Company or another Stockholder, (B) a transferee in a sale of Share Equivalents made under Rule 144 or any successor provision under the Securities Act, or (C) a transferee of Share Equivalents pursuant to an offer and sale registered under the Securities Act) agrees to become a party to this Agreement pursuant to Article VII hereof and executes such further documents as may be necessary, in the opinion of the Company and the SLP Investors, to make him, her or it a party hereto.

(b)                                 Any purported transfer of Share Equivalents other than in accordance with this Agreement by any Stockholder shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its records any change in record ownership of Share Equivalents pursuant to any such transfer.

(c)                                  Each Stockholder acknowledges that the Restricted Shares have not been registered under the Securities Act and may not be transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act.  Each Stockholder agrees that it will not transfer any Restricted Shares at any time if such action would constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Restricted Shares under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder.  Each Stockholder agrees that any Restricted Shares to be held by it shall bear the restrictive legend set forth in Section 6.3.

(d)                                 No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Share Equivalents or enter into any agreements or arrangements of any kind with any Person with respect to any Share Equivalents inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Share Equivalents who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Share Equivalents, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any Share Equivalents in any manner that is inconsistent with the provisions of this Agreement.

Section 3.2.                                   Permitted Transfers.

(a)                                  A Stockholder may transfer any or all of the Share Equivalents held by it to any of its Permitted Transferees without complying with the provisions of this Article III other than Section 3.1; provided that (i) such Permitted Transferee shall have agreed in writing with all parties hereto that, except as otherwise required by law or governmental order, it will immediately transfer all Share Equivalents and all rights and obligations hereunder to such transferring Stockholder or another Permitted Transferee of such transferring Stockholder at such time that it ceases to be a Permitted Transferee of such transferring Stockholder and (ii) as a condition to such transfer, such Permitted Transferee shall become a party to this Agreement as provided in Section 3.1(a).

(b)                                 In the event any Initial Co-Investor ceases to be a Family Affiliate of the Co-Investor Founder, such Initial Co-Investor shall be required, except as otherwise required by law or governmental order, to immediately transfer all of such Initial Co-Investor’s Share Equivalents and rights and obligations hereunder to the Co-Investor Founder or any Permitted

Transferee of such Initial Co-Investor in compliance with the requirements set forth in Section 3.2(a).

Section 3.3.                                   Restrictions on Transfers by Stockholders.  During the Transfer Restriction Period, the Non-SLP Stockholders shall not transfer any Share Equivalents to any Person, except transfers (a) to Permitted Transferees pursuant to Section 3.2, (b) pursuant to and in compliance with Section 3.4, Section 3.5, Section 3.6, Section 3.7 or Article IV or (c) upon receipt of the prior written consent of the SLP Investors.  During the Transfer Restriction Period, the SLP Investors shall not transfer any Share Equivalents to any Person, except transfers (a) to Permitted Transferees pursuant to Section 3.2 or (b) pursuant to and in compliance with Section 3.4, Section 3.5, Section 3.7 or Article IV.

Section 3.4.                                   Tag-Along Rights.

(a)                                  Subject to Section 3.4(c), if one or more of the SLP Investors proposes to transfer Share Equivalents to another Person (other than to an Affiliate pursuant to Section 3.2), such SLP Investor or SLP Investors (hereinafter referred to as the “Selling SLP Investors”) shall give written notice (a “Transfer Notice”) of such proposed transfer to each of the Non-SLP Stockholders at least 10 Business Days prior to the consummation of such proposed transfer, setting forth (i) the number of Share Equivalents proposed to be transferred, (ii) the consideration to be received for such Share Equivalents by such Selling SLP Investors, (iii) the identity of the purchaser, (iv) any other material terms and conditions of the proposed transfer, (v) the date of the proposed transfer and (vi) that the Non-SLP Stockholder shall have the right, upon the terms and subject to the conditions set forth in this Section 3.4, to elect to sell up to its Pro Rata Portion (as defined below) of such Share Equivalents.  If any transaction involving the transfer of Share Equivalents is subject to both this Section 3.4 and Section 3.5, only the provisions of Section 3.5 shall apply to such transaction so long as the SLP Investors have given a Drag-Along Notice to the Non-SLP Stockholders pursuant to Section 3.5 and such Drag-Along Notice has not been rescinded or otherwise terminated.

(b)                                 Upon delivery of a Transfer Notice, each Non-SLP Stockholder may elect to sell up to its Pro Rata Portion of Share Equivalents, at the same price per Share Equivalent and pursuant to the same terms and conditions with respect to payment for the Share Equivalents as agreed to by the Selling SLP Investors, by sending written notice to each of the Selling SLP Investors within 5 Business Days after the date of the Transfer Notice, indicating its election to sell up to its Pro Rata Portion of Share Equivalents in the same transaction.  Following such 5 Business-Day period, each of the Selling SLP Investors and the Non-SLP Stockholders that have delivered such written notices, concurrently with the Selling SLP Investors, shall be permitted to sell to the purchaser on the terms and conditions set forth in the Transfer Notice its Pro Rata Portion of Share Equivalents.  All costs and expenses incurred by the Selling SLP Investors in connection with such sale shall be borne by the Selling SLP Investors and the Non-SLP Stockholders that have delivered such written notice on a pro rata basis in accordance with the number of Share Equivalents being sold by each.  For purposes of this Section 3.4, “Pro Rata Portion” shall mean, with respect to Share Equivalents held by any Selling SLP Investor or Non-SLP Stockholder that delivered such written notice, a number equal to the product of (i) the total number of Share Equivalents proposed to be sold to a purchaser as set forth in a Transfer Notice and (ii) a fraction, the numerator of which shall be the total number of Share Equivalents beneficially owned by such Selling SLP Investor or Non-SLP Stockholder, as applicable, and the denominator of which shall be the total number of Share Equivalents beneficially owned by all (x) Selling SLP Investors, (y) all Non-SLP Stockholders that delivered such written notices and (z) all other Persons who otherwise are transferring, or have the contractual or other right to transfer, Share Equivalents in such transaction.  Notwithstanding anything to the contrary herein, the Co-Investors may allocate the Pro Rata Portion of all Co-Investors, in the aggregate, among the Co-Investors in any manner determined by the Co-Investors such that one or more Co-Investors may transfer the number of Share Equivalents that the Co-Investors, in the aggregate, are entitled to transfer pursuant to this Section 3.4.

(c)                                  This Section 3.4 shall not apply to (i) a transfer or transfers by the SLP Investors completed within six (6) months of the Closing of an aggregate of up to 16,384,000 Share Equivalents (as adjusted for any stock dividend split, reverse split, combination recapitalization or reclassification) at a cash price of no more than $5.00 per Share Equivalent (as adjusted for any stock dividend split, reverse split, combination recapitalization or reclassification), (ii) any transfer to a Permitted Transferee pursuant to Section 3.2, (iii) any transfer in a public offering in accordance with Article IV or (iv) any transfer after an Initial Public Offering pursuant to Rule 144 in accordance with Section 3.7.

(d)                                 This Section 3.4 shall terminate on the earlier of a Control Event and the three-year anniversary of the Initial Public Offering.

Section 3.5.                                   Drag-Along Rights.

(a)                                  The SLP Investors may give written notice (a “Drag-Along Notice”) to the Non-SLP Stockholders that the SLP Investors intend to enter into a transaction or a series of related transactions involving the transfer, of not less than fifty percent (50%) of the outstanding Share Equivalents (which Share Equivalents to be transferred may include Share Equivalents held by the Non-SLP Stockholders and/or other holders of Share Equivalents) to a Person or “group” of Persons (other than to the SLP Investors or an Affiliate of the SLP Investors), whether by merger, tender offer or otherwise (a “Drag-Along Sale”), and, that the SLP Investors desire to cause the Non-SLP Stockholders to participate in such transaction on the same terms and conditions as available to the SLP Investors; provided, however that no Non-SLP Stockholder shall be required to assume any liability or provide indemnification in connection with such transaction other than (i) liability or indemnification that relates to the ownership of, and the ability to transfer, the Share Equivalents being transferred by it and (ii) with respect to all other liabilities or indemnification in connection with such transaction, its pro rata share on the same terms and conditions as the SLP Investors (based on the number of Share Equivalents being transferred by each Stockholder in such transaction) and provided, further, any waivers by any third party after the consummation of the Drag-Along Sale of restrictions or obligations imposed on the SLP Investors and the Co-Investors by such third party pursuant to the terms and conditions of the Drag Along Sale shall extend to all SLP Investors and Co-Investors in the same manner.  Such Drag-Along Notice shall also specify (1) the consideration, if any, to be received by the SLP Investors and the Non-SLP Stockholders and any other material terms and conditions of the proposed transaction (which price and other material terms and conditions shall be the same in all material respects for the SLP Investors and the Non-SLP Stockholders), (2) the identity of the other Person or Persons party to the transaction, (3) the date of completion of the proposed transaction (which date shall be not less than ten (10) Business Days after the date of the notice) and (4) the action or actions required of each Non-SLP Stockholder in order to complete or facilitate such proposed transaction (including the sale of Share Equivalents held by the Non-SLP Stockholder, the voting of all such Share Equivalents in favor of any such merger, consolidation or sale of assets and the waiver of any related appraisal or dissenters’ rights).  If the SLP Investors are transferring less than all of the Share Equivalents held by the SLP Investors, then each Non-SLP Stockholder will transfer a number of Share Equivalents equal to the product of the following (the “Drag-Along Portion”):  (x) the number of Share Equivalents beneficially owned by such Non-SLP Stockholder multiplied by (y) a fraction, the numerator of which is the aggregate number of Share Equivalents being transferred by the SLP Investors and the denominator of which equals the aggregate number of Share Equivalents beneficially owned by the SLP Investors.  Upon receipt of such Drag-Along Notice, each Non-SLP Stockholder shall be obligated to take the action or actions referred to in clause (4) above.  Notwithstanding the foregoing, the Co-Investors may allocate the Drag-Along Portion among all Co-Investors as determined by the Co-Investors such that one or more Co-Investors transfer the number of Share Equivalents required to be transferred pursuant to this Section 3.5 by all Co-Investors as a group.

(b)                                 This Section 3.5 shall terminate on the earlier of a Control Event and the three-year anniversary of the Initial Public Offering.

Section 3.6.                                   Right of First Offer.

(a)                                  Beginning on and after the earlier of (i) the end of such period following the effective date (which period shall in no event exceed one hundred and eighty (180) days) of a Registration Statement of the Company filed in connection with an Initial Public Offering as the SLP Investors may agree to with the underwriter or underwriters of such offering or (ii) 5 years following the Closing, if any Co-Investor intends in good faith to transfer in a ROFO Sale all or any portion of the Share Equivalents (the “Transfer Securities”) then beneficially owned by such Co-Investor to a Person that is not a Permitted Transferee of such Co-Investor, then the Co-Investor shall provide the SLP Investors with a written notice with respect to such ROFO Sale (the “Offer Notice”) setting forth:  (i) the number of Share Equivalents proposed to be transferred in such ROFO Sale and (ii) the material terms and conditions of the proposed ROFO Sale including the minimum price (the “Offer Price”) at which such Co-Investor proposes to transfer such shares.  The Offer Notice shall also constitute an irrevocable offer to sell the Transfer Securities to the SLP Investors or, at the SLP Investors’ option following receipt of the Offer Notice, to one or more assignees of the SLP Investors (subject to such assignees’ delivery of an executed copy of the Agreement in compliance with Section 7.1 hereof) (x) at the Offer Price and on the same terms and conditions as the Transfer Offer or (y) if the Transfer Offer includes any consideration other than cash, at the option of the SLP Investors or such assignees, at a cash price equal to the Fair Market Value of such non-cash consideration (the “Transfer Consideration”).

(b)                                 If any of the SLP Investors or their assignees wishes to accept the offer set forth in the Offer Notice, the SLP Investors or such assignees shall deliver within 15 Business Days after receipt of the Offer Notice (such period, the “Election Period”) an irrevocable notice of acceptance to such Co-Investor (the “Acceptance Notice”), which Acceptance Notice shall indicate the form of Transfer Consideration chosen (to the extent that the Transfer Offer includes any consideration other than cash).  The SLP Investors or their assignee may accept such offer for all of the Transfer Securities.  If the option to purchase the Transfer Securities represented by the Offer Notice is accepted on a timely basis by the SLP Investors or their assignee, no later than the later of (x) 25 Business Days after the date of the receipt by the SLP Investors of the Offer Notice or (y) the second Business Day after the receipt of any necessary governmental approvals (including the expiration or early termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), the SLP Investors or their assignee, as applicable, shall deliver payment by wire transfer of immediately available funds, to the extent the Transfer Consideration is cash, and/or by delivery of the non-cash Transfer Consideration (to the extent chosen by the SLP Investors or their assignee), to such Co-Investor against delivery of certificates or other instruments representing the Share Equivalents so purchased, appropriately endorsed by such Co-Investor.  The Co-Investor shall deliver its Share Equivalents to the SLP Investors or their assignee free and clear of all liens, claims, options, pledges, encumbrances and security interests.

(c)                                  To the extent the SLP Investors or their assignee (i) has not given notice of its acceptance of the offer represented by the Offer Notice to purchase any of the Transfer Securities prior to the expiration of the Election Period or (ii) has not tendered the purchase price for the Transfer Securities in the manner and within the period set forth above in Section 3.7(b), the Co-Investor shall be free for a period of 120 days from the end of the Election Period (the “Transfer Period”) to transfer all of the Transfer Securities to a Qualified Purchaser in a ROFO Sale at a price equal to or greater than the Offer Price and otherwise on terms which are no more favorable in any respect to such Qualified Purchaser than the terms and conditions set forth in the Offer Notice (for the avoidance of doubt, it being understood that such Qualified Purchaser shall be required to comply with Section 3.1 in connection with such transfer).  If for any reason the Co-Investor does not transfer all of the Transfer Securities to a Qualified Purchaser in a ROFO Sale on such terms and conditions or if the Co-Investor wishes to transfer the Transfer Securities in a ROFO Sale at a purchase price that is less than the Offer Price or on terms which are more favorable in any respect to a Qualified Purchaser than those set forth in the Offer Notice, the provisions of this Section 3.6 shall again be applicable to all of the Transfer Securities; provided that the Co-Investor may not deliver another Offer Notice until 150 days have elapsed since the end of the Transfer Period.

(d)                                 This Section 3.6 shall terminate on the earlier of a Control Event and the three-year anniversary of the Initial Public Offering.

Section 3.7.                                   Rule 144 Sales.

(a)                                  Subject to the last sentence of this Section 3.7(a), beginning on the one-year anniversary of the completion of an Initial Public Offering, the Co-Investors, taken together, may sell Shares pursuant to Rule 144 (including the volume and manner of sale limitations set forth therein) (“Co-Investor Rule 144 Sales”); provided, however that (x) any such sales may only be made pursuant to Rule 10b5-1 of the Exchange Act (subject to compliance with any reasonable guidelines or limitations the Company may impose from time to time upon Rule 10b5-1 sales, whether pursuant to the Company’s insider trading policy, corporate governance guidelines or otherwise) (a “10b5-1 Plan”), (y) the implementation, modification or termination of any 10b5-1 Plan may only occur during any regularly scheduled “window period” under the

Company’s insider trading policy and (z) in no event may the aggregate amount of Shares sold by the Co-Investors, taken together, pursuant to Co-Investor Rule 144 Sales during any three-month period exceed the volume limitations set forth in Rule 144(e)(1)(ii) or Rule 144(e)(1)(iii) (whichever is greater), regardless of whether the volume limitation set forth in Rule 144(e)(1)(i) may be greater or whether any or all of the Co-Investors satisfy the conditions of Rule 144(k).  If any Co-Investor either implements or terminates a 10b5-1 Plan during any regularly scheduled “window period” under the Company’s insider trading policy, the Company will promptly thereafter provide written notice to the SLP Investors of such implementation or termination (a “10b5-1 Plan Notice”).

(b)                                 If one or more SLP Investors in good faith expects to transfer Shares pursuant to Rule 144 (“SLP Rule 144 Sales”), such SLP Investor or SLP Investors (hereinafter referred to as the “Rule 144 Selling SLP Investors”) shall provide written notice (a “SLP Rule 144 Notice”) of such SLP Rule 144 Sale to each Co-Investor as far in advance of such SLP Rule 144 Sale as shall be reasonably practicable in light of the circumstances applicable to such SLP Rule 144 Sale, which SLP Rule 144 Notice shall set forth (i) the number of Shares the Rule 144 Selling SLP Investors anticipate selling pursuant to such SLP Rule 144 Sale, (iii) that the Co-Investor shall have the right, upon the terms and subject to the conditions set forth in this Section 3.7(b), to elect to sell up to its Pro Rata 144 Portion (as defined below) with respect to such SLP Rule 144 Sale, (iv) the name, address and other appropriate contact information for the broker(s) (if any) selected by the Rule 144 Selling SLP Investors (the “SLP Rule 144 Broker”) and (v) the action or actions required (including the timing thereof) in connection with such SLP Rule 144 Sale with respect to each Co-Investor that elects to exercise such right (including the delivery to the SLP Rule 144 Broker of one or more stock certificates representing the Shares of such Co-Investor to be sold in such SLP Rule 144 Sale (the “Co-Investor Certificates”) and the delivery of such other certificates, instruments and documents as may be reasonably requested by the SLP Rule 144 Broker).  Upon receipt of a SLP Rule 144 Notice, each Co-Investor may elect to sell up to its Pro Rata 144 Portion with respect to such SLP Rule 144 Sale, by taking such action or actions referred to in clause (v) above in a timely manner.  Notwithstanding the delivery of any SLP Rule 144 Notice, all determinations as to whether to complete any SLP Rule 144 Sale and as to the timing, manner, price and other terms of any such SLP Rule 144 Sale shall be at the sole discretion of the Rule 144 Selling SLP Investors.  For purposes of this Section 3.7(b), “Pro Rata 144 Portion” shall mean, with respect to a SLP Rule 144 Sale and each Rule 144 Selling SLP Investor and one or more Co-Investors delivering such notice (as determined by the Co-Investors), a number equal to the product of (i) the total number of Shares transferred in such SLP Rule 144 Sale, and (ii) a fraction, the numerator of which shall be the total number of Shares beneficially owned by such Rule 144 Selling SLP Investor or, in the case of the Co-Investors, the Co-Investors as a group, as applicable, and the denominator of which shall be the total number of Shares beneficially owned by (x) all Rule 144 Selling SLP Investors, (y) all Co-Investors delivering such notice and (z) all other stockholders or the Company that are not Affiliates of the SLP Investors that the Rule 144 Selling SLP Investors permit to participate in such SLP Rule 144 Sale.  In the event that the SLP Investors shall elect not to complete an anticipated SLP Rule 144 Sale with respect to which one or more Co-Investors have exercised their right to sell Shares pursuant to this Section 3.7(b), the Rule 144 Selling SLP Investors shall cause any Co-Investor Certificates previously delivered to the SLP Rule 144 Broker to be returned to the applicable Co-Investors (except to the extent such Co-Investors elect to participate in any subsequent anticipated Rule 144 SLP Sale pursuant to a subsequent SLP Rule 144

Notice and, in connection with such election, instruct that the Co-Investor Certificates of such Co-Investors be retained by the SLP Rule 144 Broker for purposes of such subsequent anticipated Rule 144 SLP Sale).  Each of the Rule 144 Selling SLP Investors agrees to reasonably cooperate with each of the Co-Investors (except during any Restricted Participation Period with respect to such Co-Investor) to establish notice, delivery and documentation procedures and measures to facilitate such Co-Investor’s participation in future potential Rule 144 SLP Sales pursuant to this Section 3.7(b).  Notwithstanding anything to the contrary set forth in this Section 3.7(b), a Co-Investor shall not be entitled to participate in any Rule 144 SLP Sale during a Restricted Participation Period with respect to such Co-Investor and no Rule 144 Selling SLP Investor shall be obligated to deliver any SLP Rule 144 Notice to such Co-Investor during such Restricted Participation Period.

(c)                                  This Section 3.7 shall terminate on the earlier of a Control Event and the three-year anniversary of the Initial Public Offering.

ARTICLE IV

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Article IV, with respect to the Registrable Securities (as defined below) owned by such Holders.

Section 4.1.                                   Certain Definitions.  As used in this Article IV:

(a)                                  “register”, “registered” and “registration” refer to a registration effected by filing with the SEC a registration statement (the “Registration Statement”) in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

(b)                                 “Registrable Securities” means (i) Shares held by Holders (as defined below) and (ii) any Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities; provided, however, that Shares or other securities shall cease to be treated as Registrable Securities if (a) a registration statement covering such securities has been declared effective by the SEC and such security has been disposed of pursuant to such effective registration statement, (b) such security is sold pursuant to Rule 144, (c) such security ceases to be outstanding or (d) the Holder thereof, together with its Affiliates, beneficially owns less than 3% of the Shares that are outstanding at such time and such Holder is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act); provided, that if Article III would prevent the Co-Investors from disposing of Shares in the 90 day time period contemplated by this clause (d), this clause (d) shall not disqualify any Shares held by the Co-Investors from being Registrable Securities.

(c)                                  “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 or on Form S-1 (or any successor forms) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

(d)                                 “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

(e)                                  “Holder” (collectively, “Holders”) means (i) any SLP Investor (and any of their respective transferees pursuant to Section 4.9 below), (ii) the Co-Investors (and any of their respective transferees pursuant to Section 4.9 below) and (iii) any other Stockholder that the SLP Investors designate in writing as a Holder, in each case to the extent holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

(f)                                    “SLP Initiating Holders” means one or more SLP Investors and/or any assignee to whom they have transferred rights as an SLP Investor pursuant to Section 4.9 below.

(g)                                 “Co-Investor Initiating Holders” means one or more Co-Investors that, collectively, beneficially own at least twenty-five percent (25%) of the aggregate Registrable Securities held by the Co-Investors, collectively.

Section 4.2.                                   Shelf Registration

(a)                                  Filing.  Upon a demand by the SLP Initiating Holders (a “Shelf Registration Notice”), and subject to the Company’s rights under Section 4.2(c) and the limitations set forth in Section 4.2(d), the Company shall (i) promptly (but in any event no later than 10 days prior to the date such Shelf Registration Statement is declared effective) give written notice of the proposed registration to all other Holders; and (ii) use its reasonable best efforts to file as soon as possible with the SEC and cause to be declared effective under the Securities Act a Shelf Registration Statement as will permit or facilitate the sale and distribution of all or such portion of such SLP Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within 10 days after such written notice is given (each such Holder, a “Shelf Holder”); provided, however, that if the Company is permitted by applicable law, rule or regulation to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of such Holder’s shares in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable (and in any event in time for such Holder to participate in any Self Take Down described in Section 4.2(d) if such Holder has requested for such Registrable Securities to be included in such Shelf Take Down within the applicable time periods required in Section 4.2(d)).  If, on the date of any such demand, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 4.3 hereof shall apply instead of this Section 4.2.  In no event shall the Company be required to file, and maintain effectiveness pursuant to Section 4.2(b) of, more than one Shelf Registration Statement at any one time pursuant to this Section 4.2.

(b)                                 Continued Effectiveness.  Except as otherwise agreed by the SLP Initiating Holders, the Company shall use its reasonable best efforts to keep the Shelf Registration Statement filed pursuant to Section 4.2(a) hereof continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Shelf Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement and (ii) such shorter period as the SLP Initiating Holders may determine (such period of effectiveness, the “Shelf Period”).

(c)                                  Suspension of Filing or Registration.  If the Company shall furnish to the SLP Initiating Holders a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than 30 days (or such longer period as the SLP Investors shall consent to in writing) within which to delay the filing or effectiveness of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by the SLP Investors, the Company shall not be permitted to exercise a Shelf Suspension more than once during any 12-month period.  In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission prior to the expiration of the Shelf Suspension and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request.  The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.

(d)                                 Restricted Shelf Take-Downs.

(i)                                     Prior to the earlier of a Control Event and the three-year anniversary of an Initial Public Offering, no offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Restricted Shelf Take-Down”) may occur unless it has been initiated by SLP Initiating Holders.  With respect to each Restricted Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down, the SLP Initiating Holders shall provide written notice (a “Restricted Shelf Take-Down Notice”) of such Restricted Shelf Take-Down to all other Shelf Holders as far in advance of such Restricted Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Restricted Shelf Take-Down, which Restricted Shelf Take-Down Notice shall set forth (A) the total number of Registrable Securities expected to be offered and sold in such Restricted Shelf Take-Down, (B) the expected plan of distribution of such Restricted Shelf Take-Down, (C) that the Shelf Holder shall have the right, upon the terms and subject to the conditions set forth in this Section 4.2(d), to elect to sell up to its Pro Rata Take-Down Portion (as defined below) and (D) the action or actions required (including the timing thereof) in connection with such Restricted Shelf Take-Down with respect to each Holder that elects to exercise such right (including the delivery of one or more stock certificates representing Shares of such Holder to be sold in such Restricted Shelf Take-Down).  Upon receipt of such Restricted Shelf Take-Down Notice, each such Shelf Holder may elect to sell up to its Pro Rata Take-Down Portion with respect to each such Restricted Shelf Take-Down, by taking such action or actions referred to in clause (D) above in a timely manner; provided, however that, if such Restricted Shelf Take-Down is an Underwritten Shelf Take-Down, such right to sell shall be subject to such Holder’s compliance with Section 4.2(d)(iii).  Notwithstanding the delivery of any Restricted Shelf Take-Down Notice, all determinations as to whether to complete any Restricted Shelf Take-Down and as to the timing, manner, price and other terms of any Restricted Shelf Take-Down shall be at the sole discretion of the SLP Initiating Holders, provided that, if such Restricted Shelf Take-Down is completed, the SLP Initiating Holders must include each such Shelf Holder’s Pro Rata Take Down Portion in such Restricted Shelf Take-Down if such Shelf Holder has complied with the immediately foregoing sentence.  For purposes of this Section 4.2(d)(i), “Pro Rata Take-Down Portion” shall mean, with respect to a Restricted Shelf Take-Down and each SLP Initiating Holder and each other Shelf Holder delivering such notice with respect to such Restricted Shelf Take-Down, a number equal to the product of the following (subject to reduction pursuant to Section 4.2(d)(iii) if such Restricted Shelf Take-Down is an Underwritten Shelf Take-Down):   (x) the total number of Registrable Securities transferred in such Restricted Shelf Take-Down, and (y) a fraction, the numerator of which shall be the total number of Registrable Securities beneficially owned by each SLP Initiating Holder or other Shelf Holder, as applicable, and the denominator of which shall be the total number of Registrable Securities beneficially owned by all SLP Initiating Holders and other Shelf Holders delivering such notice with respect to such Restricted Shelf Take-Down.  Notwithstanding anything to the contrary herein, the Co-Investors may allocate the Pro Rata Take-Down Portion of all Shelf Holders that are Co-Investors among such Holders in any manner determined by the Co-Investors.  Each of the SLP Initiating Holders agrees to reasonably cooperate with each of the other Shelf Holders (except during any Restricted Participation Period with respect to any Shelf Holder if such Shelf Holder is a Co-Investor) to establish notice, delivery and documentation procedures and measures to facilitate such Shelf Holder’s participation in future potential Restricted Shelf Take-Downs pursuant to this Section 4.2(d).  Notwithstanding anything to the contrary set forth in this Section 4.2(d), a Shelf Holder that is a Co-Investor shall not be entitled to participate in any Restricted Shelf Take-Down (unless it is a Marketed Underwritten Shelf Take-Down) during a Restricted Participation Period with respect to such Co-Investor and no SLP Initiating Holder shall be obligated to deliver any Restricted Shelf Take-Down Notice to such Co-Investor during such Restricted Participation Period, except with respect to a Marketed Underwritten Shelf Take-Down.

(ii)                                  If the SLP Initiating Holders so elect in a written demand delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Restricted Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable.  The SLP Initiating Holders shall indicate in such Underwritten Shelf Take-Down Notice whether they intend for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least 48 hours (a “Marketed Underwritten Shelf Take-Down”).  Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders of Registrable Securities under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writing within five (5) days after the receipt of such notice.  The SLP Initiating Holders shall have the right to select the underwriter or underwriters to administer such Underwritten Shelf Take-Down; provided that such underwriter or underwriters shall be reasonably acceptable to the Company.

(iii)                               With respect to any Underwritten Shelf Take-Down, the right of any Shelf Holder to participate shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein.  The Company shall, together with all Shelf Holders of Registrable Securities of the Company proposing to distribute their securities through such Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the SLP Initiating Holders and reasonably satisfactory to the Company.  Notwithstanding any other provision of this Section 4.2, if the underwriter shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten in an Underwritten Shelf Take-Down, then the Company shall so advise all Shelf Holders of Registrable Securities that have requested to participate in such Underwritten Shelf Take-Down, and the number of shares of Registrable Securities that may be included in such Underwritten Shelf Take-Down shall be allocated pro rata among such Shelf Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of such Underwritten Shelf Take-Down (provided that the Co-Investors may allocate the pro rata portion of all Shelf Holders that are Co-Investors among such Shelf Holders in any manner determined by the Co-Investors).  No Registrable Securities excluded from a Underwritten Shelf Take-Down by reason of the underwriter’s marketing limitation shall be included in such underwritten offering.

(e)                                  Unrestricted Shelf Take-Downs.

(i)                                     On and after the earlier of a Control Event and the third anniversary of the Initial Public Offering, either the SLP Initiating Holders or the Co-Investor Initiating Holders may initiate an offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (an “Unrestricted Shelf Take-Down”) and, except as set forth in Section 4.2(e)(ii) with respect to Marketed Underwritten Shelf Take-Downs, such Initiating Holder shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders in connection with such Unrestricted Shelf Take-Down.

(ii)                                  If the SLP Initiating Holders or the Co-Investor Initiating Holders so elect in an Underwritten Shelf Take-Down Notice, an Unrestricted Shelf Take-Down of Registrable Securities pursuant to the Shelf Registration Statement shall be in an Underwritten Shelf Take-Down, and the Company shall, if required, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable; provided, however that any such Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 4.3, a Demand Registration effected by the SLP Initiating Holders or the Co-Investor Initiating Holders, as the case may be, and subject to the limitations set forth in Section 4.3.  The SLP Initiating Holders or the Co-Investor Initiating Holders, as the case may be, shall indicate in such Underwritten Shelf Take-Down Notice whether they intend for such Underwritten Shelf Take-Down to be a Marketed Underwritten Shelf Take-Down.  Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders of Registrable Securities under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writing within five (5) days after the receipt of such notice.  The Shelf Holders of a majority of the Registrable Securities included in an Underwritten Shelf Take-Down shall have the right to select the underwriter or underwriters to administer such Underwritten Shelf Take-Down; provided that such underwriter or underwriters shall be reasonably acceptable to the Company.

(iii)                               With respect to any Underwritten Shelf Take-Down, the right of any Shelf Holder to participate shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein.  The Company shall, together with all Shelf Holders of Registrable Securities of the Company proposing to distribute their securities through such Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by SLP Investors or the Co-Investors, as applicable, and reasonably satisfactory to the Company.  Notwithstanding any other provision of this Section 4.2, if the underwriter shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten in a Marketed Underwritten Shelf Take-Down, then the Company shall so advise all Shelf Holders of Registrable Securities that have requested to participate in such Marketed Underwritten Shelf Take-Down, and the number of shares of Registrable Securities that may be included in such Marketed Underwritten Shelf Take-Down shall be allocated pro rata among such Shelf Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Shelf Holders at the time of such Marketed Underwritten Shelf Take-Down (provided that the Co-Investors may allocate the pro rata portion of all Holders that are Co-Investors among such Holders in any manner determined by the Co-Investors).  No Registrable Securities excluded from a Marketed Underwritten Shelf Take-Down by reason of the underwriter’s marketing limitation shall be included in such underwritten offering.

Section 4.3.                                   Demand Registration.

(a)                                  Holders’ Demand for Registration.  Subject to Section 4.3(d), if the Company shall receive from the SLP Initiating Holders or the Co-Investor Initiating Holders (the party so effecting a demand pursuant to this Section 4.3 being referred to as the “Initiating Holders”) a written demand that the Company effect any registration (a “Demand Registration”) of Registrable Securities held by such Holders having a reasonably anticipated net aggregate offering price (after deduction of underwriting commissions and offering expenses) of at least $10,000,000, the Company will:

(i)                                     promptly (but in any event no later than 10 days prior to the date such registration becomes effective under the Securities Act) give written notice of the proposed registration to all other Holders; and

(ii)                                  use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within 5 days after such written notice is given, provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 4.3 if the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing or effectiveness of such Registration Statement would require the Company to make an Adverse Disclosure, in which case the Company shall have an additional period of not more than 30 days (or such longer period as may be agreed upon by the Initiating Holders) within which to file such Registration Statement; provided, however, that, unless otherwise agreed by the applicable Initiating Holders, the Company shall not use this right more than once in any 12-month period.

(b)                                 Underwriting.  If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwritten offer, they shall so advise the Company as part of their demand made pursuant to this Section 4.3; and the Company shall include such information in the written notice referred to in Section 4.3(a)(i).  In such event, the right of any Holder to registration pursuant to this Section 4.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  The Company shall, together with all holders of Registrable Securities of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the Initiating Holders and reasonably satisfactory to the Company.  Notwithstanding any other provision of this Section 4.3, if the underwriter shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement (provided that the Co-Investors may allocate the pro rata portion of all Holders that are Co-Investors among such Holders in any manner determined by the Co-Investors).  No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c)                                  Effective Registration.  The Company shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).  No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

(d)                                 Restrictions on Registration.  Notwithstanding the rights and obligations set forth in Section 4.3(a):

(i)                                     in no event shall the Company be obligated to take any action to effect any Demand Registration at the request of the Co-Investor Initiating Holders after the Company has effected two (2) Demand Registrations at the request of the Co-Investor Initiating Holders (collectively) (including any Underwritten Shelf Take-Downs initiated by the Co-Investors);

(ii)                                  in no event shall the Company be obligated to take any action to effect more than four (4) Demand Registrations (not including any Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) in any twelve (12)-month period; and

(iii)                               in no event shall the Company be obligated to take any action to effect any Demand Registration at the request of the Co-Investor Initiating Holders until the earlier of a Control Event and the three-year anniversary of the consummation of the Initial Public Offering.

Section 4.4.                                   Piggyback Registration.

(a)                                  Company Registration.  Subject to Section 4.4(d), if at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a registration on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which the Company is offering to exchange its own securities, (4) a registration statement relating solely to dividend reinvestment or similar plans,  (5) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for Shares and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the Shares into which such notes may be converted or (6) a registration pursuant to Section 4.2 or 4.3 hereof), the Company will:

(i)                                     promptly (but in no event less than 10 days before the effective date of the relevant Registration Statement) give to each Holder written notice thereof; and

(ii)                                  include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 5 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 4.4(b) below.

(b)                                 Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.4(a)(i).  In such event the right of any Holder to registration pursuant to this Section 4.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 4.4, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 4.4.  The Company shall so advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated first, to the Company and second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders (provided that the Co-Investors may allocate the pro rata portion allocated to all Co-Investors among the Co-Investors as determined by the Co-Investors).  No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence.  No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  For the avoidance of doubt, nothing in this Section 4.4(b) is intended to diminish the number of securities to be included by the Company in the underwriting.

(c)                                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(d)                                 Limitations.  This Section 4.4 shall not apply to any Registration Statement under the Securities Act with respect to any Initial Public Offering unless one or more of the SLP Initiating Holders is selling Registrable Securities in such offering.  Until the earlier of a Control Event or the three-year anniversary of the consummation of the Initial Public Offering, the Holders (other than the SLP Initiating Holders) may not elect to include Registrable Securities in a registration pursuant to this Section 4.4 unless one or more SLP Initiating Holders elects to include Registrable Securities in such registration.

Section 4.5.                                   Expenses of Registration.  All expenses incurred in connection with all registrations effected pursuant to Sections 4.2, 4.3 and 4.4, including all registration, filing and qualification fees (including state securities law fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company (and the reasonable fees and disbursements of one separate counsel for the participating Holders chosen by the Holders of a majority of Registrable Securities being registered) and expenses of any special audits incidental to or required by such registration shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.

Section 4.6.                                   Obligations of the Company.  Whenever required under this Article IV to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                  prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the lesser of 180 days or until the Holder or Holders have completed the distribution relating thereto;

(b)                                 prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by sellers thereof set forth in such registration statement;

(c)                                  permit any Holder which Holder, in the reasonable judgment, exercised in good faith, of such Holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included;

(d)                                 furnish to the Holders such numbers of copies of a prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)                                    notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;

(g)                                 notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)                                 notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i)                                     use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(j)                                     make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(k)                                  use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Sections 4.2(b) and 4.3(c), as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(l)                                     obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;

(m)                               in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(n)                                 use its reasonable best efforts to list the Registrable Securities that are Shares covered by such Registration Statement with any securities exchange on which the Shares are then listed;

(o)                                 provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(p)                                 cooperate with Holders including Registrable Securities in such registration and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities;

(q)                                 use its reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and

(r)                                    in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

Section 4.7.                                   Indemnification.

(a)                                  The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder’s officers, directors, employees, partners and agents, and each Person controlling such Holder, with respect to any registration, qualification or compliance effected pursuant to this Article IV, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

(b)                                 Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Article IV, does hereby undertake to indemnify and hold harmless the Company, each of its directors, employees, agents and officers, and each Person controlling the Company, each underwriter, if any, and each Person who controls any underwriter, of the Company’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s officers, partners, directors and agents and each Person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, employee, agent, partner and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement.  It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this subsection 4.7(b).

(c)                                  Each party entitled to indemnification under this Section 4.7 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article IV, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation.  An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability with respect to such claim or litigation.

(d)                                 In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified

Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement less all underwriting fees and discounts and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)                                  The indemnities provided in this Section 4.7 shall survive the transfer of any Registrable Securities by such Holder.

Section 4.8.                                   Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article IV.

Section 4.9.                                   Transfer of Registration Rights.  The rights, contained in Sections 4.2, 4.3 and 4.4 hereof, to cause the Company to register the Registrable Securities, may be assigned or otherwise conveyed by (a) a SLP Initiating Holder pursuant to a transfer permitted under Article III (so long as the rights of the Co-Investors contained in Sections 4.2, 4.3 and 4.4 hereof would not be adversely affected in such transfer relative to the rights of such SLP Initiating Holder) and (b) the other Holders pursuant to a transfer permitted pursuant to Section 3.2.

Section 4.10.                             Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article IV.

Section 4.11.                             Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the SLP Investors (and the Co-Investors, in the case of any such agreement that would adversely affect the rights of the Co-Investors relative to the rights of the SLP Investors), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under Sections 4.2, 4.3 or 4.4 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included in such registration.

Section 4.12.                             Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the

Registrable Securities to the public without registration, the Company, following an Initial Public Offering, agrees to use its reasonable best efforts to:

(a)                                  make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b)                                 file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c)                                  so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

Section 4.13.                             “Market Stand Off” Agreement.  Each Holder hereby agrees that during (i) such period following the effective date (which period shall in no event exceed one hundred and eighty (180) days) of a Registration Statement of the Company filed in connection with an Initial Public Offering as the SLP Investors may agree to with the underwriter or underwriters of such offering (to which all Stockholders must be subject if any are to be subject) and (ii) such period (which period shall in no event exceed ninety (90) days) following the effective date of a registration statement of the Company filed under the Securities Act subsequent to an Initial Public Offering as the Initiating Holders (or the Company if there is no Initiating Holder and the SLP Investors agree with the Company that this Section 4.13 will apply under such circumstances) may agree to with the underwriter or underwriters of such offering and/or the Company (if applicable) (to which all Holders must be subject if any are to be subject), it shall not, to the extent requested by the Company and/or any underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Shares held by it at any time during such period except Shares included in such registration.  Each Holder agrees that it shall deliver to the underwriter or underwriters of any offering to which clause (i) or (ii) is applicable to such Holder a customary agreement reflecting its agreement set forth in this Section 4.13.

Section 4.14.                             Termination of Registration Rights.  The rights of any particular Holder to cause the Company to register securities under Sections 4.2, 4.3 or 4.4 hereof shall terminate as to any Holder on the date such Holder, together with its Affiliates, beneficially owns less than 3% of the Shares that are outstanding at such time and such Holder is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act), provided, that if Article III would prevent the Co-Investors from disposing of Shares in the time period contemplated by this Section 4.14, the rights of any Co-Investor shall not be terminated pursuant to this Section 4.14.

ARTICLE V

RIGHT OF PARTICIPATION

Section 5.1.                                   Right of Participation.

(a)                                  Offer.  Not less than 15 Business Days prior to the consummation of any issuance of Share Equivalents or other equity securities of the Company after the date of this Agreement (a “Post-Closing Issuance”), a notice (the “Participation Notice”) shall be furnished by the Company to each Stockholder.  The Participation Notice shall include:

(i)                                     the principal terms and conditions of the proposed Post-Closing Issuance, including (A) the number of Participation Shares to be included in the Post-Closing Issuance, (B) the maximum and minimum price per unit of the Participation Shares, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (C) the proposed manner of disposition, (D) the name and address of the Person or Persons to whom the Participation Shares will be issued (the “Prospective Subscriber”) and (E) if known, the proposed date of Post-Closing Issuance; and

(ii)                                  an offer by the Company to issue, at the option of each Stockholder, to such Stockholder such portion of the Participation Shares to be included in the Post-Closing Issuance as may be requested by such Stockholder (not to exceed such Stockholder’s Participation Portion of the total amount of Participation Shares to be included in the Post-Closing Issuance), on the same terms and conditions and at the same price per share, with respect to each Participation Share issued.

(b)                                 Exercise.

(i)                                     General.  Each Stockholder desiring to accept the offer contained in the Participation Notice shall accept such offer by furnishing a written notice of such acceptance to the Company within 10 Business Days after the date of delivery of the Participation Notice specifying the number of Participation Shares (not to exceed such Stockholder’s Participation Portion of the total number of Participation Shares to be included in the Post-Closing Issuance) which such Stockholder desires to purchase (each a “Participating Stockholder”).  Any Co-Investor may assign its right to purchase its Participation Portion to any other Co-Investor(s).  Each Participating Stockholder who does not accept such offer in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all of such Stockholder’s rights to participate in such Post-Closing Issuance, and the Company shall thereafter be free to issue Participation Shares in such Post-Closing Issuance to the Prospective Subscriber and any Participating Stockholders, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms and conditions not substantially more favorable than those set forth in the Participation Notice, without any further obligation to such non-accepting Stockholders pursuant to this Article V.  If, prior to consummation, the terms of such proposed Post-Closing Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be substantially more favorable to the

Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1.

(ii)                                  Irrevocable Acceptance.  The acceptance of each Participating Stockholder shall be irrevocable except as hereinafter provided, and each such Participating Stockholder shall be bound and obligated to acquire in the Post-Closing Issuance on the same terms and conditions and at the same price per share with respect to the Participation Shares as such Participating Stockholder shall have specified in such Participating Stockholder’s written commitment.

(iii)                               Time Limitation.  If at the end of the 120th day after the date of the effectiveness of the Participation Notice the Company has not completed the Post-Closing Issuance, each Participating Stockholder shall be released from such holder’s obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished to all Stockholders, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Post-Closing Issuance pursuant to this Section 5.1.

(c)                                  Further Assurances.  Each Participating Stockholder shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to consummate expeditiously each Post-Closing Issuance pursuant to this Section 5.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Participating Stockholder agrees to execute and deliver such subscription and other agreements specified by the Company to which the Prospective Subscriber will be party.

(d)                                 Expenses.  All costs and expenses incurred by the Company in connection with any proposed Post-Closing Issuance of Participation Shares (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. The reasonable fees and charges of a single legal counsel for all Participating Stockholders (selected by Participating Stockholders purchasing a majority of the Participation Shares being purchased by all Participating Stockholders) in connection with such proposed Post-Closing Issuance of Participation Shares (whether or not consummated) shall be paid by the Company. Any other costs and expenses incurred by or on behalf of any holder of Share Equivalents in connection with such proposed Post-Closing Issuance of Participation Shares (whether or not consummated) shall be borne by such holder.

(e)                                  Closing.  The closing of a Post-Closing Issuance pursuant to this Section 5.1 (the “Participation Closing”) shall take place on (i) the proposed date of the Post-Closing Issuance, if any, set forth in the Participation Notice, (ii) if no proposed closing date was required to be specified in the Participation Notice, at such time as the Company shall specify by notice to each Participating Stockholder and (iii) at such place as the Company shall specify by notice to each Participating Stockholder; provided, however that, if any waiting period pursuant to any antitrust or similar laws shall apply to the acquisition of any Participation Shares by any Participating Stockholder, then (x) the Company and such Participating Stockholder shall reasonably cooperate to structure the funding of such acquisition by such Participating Stockholder in a manner that will permit such acquisition to occur at the Participation Closing of such Post-Closing Issuance even if it shall otherwise occur prior to the expiration of such waiting period or any extension thereof (including, to the extent permitted by applicable law, rule or regulation, the issuance of convertible or exchangeable securities that would convert or exchange into such Participation Shares immediately upon such expiration or extension or the use of an escrow account providing for release of such Participation Shares upon such expiration or extension) and (y) in the event the Company and such Participating Stockholder are unable to reach agreement upon a structure that would permit the funding of such acquisition by such Participating Stockholder to occur at the Participation Closing of such Post-Closing Issuance, then, solely with respect to such Participating Stockholder, the Participation Closing shall occur upon the expiration of such waiting period or extension thereof.  At any Participation Closing, each Participating Stockholder shall be delivered the certificates or other instruments evidencing the Participation Shares to be issued to such Participating Stockholder, registered in the name of such Participating Stockholder or such holder’s designated nominee, free and clear of all liens, claims, options, pledges, encumbrances and security interests, with any transfer tax stamps affixed, against delivery by such Participating Stockholder of the applicable consideration.

(f)                                    Securities Law Matters.  Notwithstanding anything to the contrary set forth herein, a Stockholder shall not be entitled to participate in a Post-Closing Issuance pursuant to this Section 5.1 unless at the time of such Post-Closing Issuance the Company shall be reasonably satisfied that (i) such Stockholder is an “accredited investor” as defined in Regulation D of the Securities Act or the Post-Closing Issuance, after giving effect to the participation of such Stockholder therein, would satisfy the requirements of any other exemption from registration available at such time under the Securities Act with respect to such Post-Closing Issuance and (ii) an exemption from registration or qualification under any state securities laws or foreign securities laws applicable to such Post-Closing Issuance due to the participation of such Stockholder therein would be available with respect to such Post-Closing Issuance.

Section 5.2.                                   Excluded Transactions.  The provisions of this Article V shall not apply to Post-Closing Issuances by the Company or any of its Subsidiaries as follows:

(a)                                  any Post-Closing Issuance of Share Equivalents, options, warrants or convertible securities, in each case to the extent approved by the Board, to officers, employees, directors who are not Affiliates of any Stockholder or consultants of the Company in connection with such Person’s employment or consulting arrangements with the Company or the service of such person as a director;

(b)                                 any Post-Closing Issuance of Share Equivalents, in each case to the extent approved by the Board, (i) in any business combination or acquisition transaction involving the Company or any of its Subsidiaries, (ii) in connection with any joint venture or strategic partnership or alliance or (iii) in connection with the incurrence or guarantee of indebtedness by the Company or any of its Subsidiaries, in each case so long as the Post-Closing Issuance of Share Equivalents is not to any Affiliate of any Stockholder;

(c)                                  any Post-Closing Issuance of Shares pursuant to an Initial Public Offering;

(d)                                 any Post-Closing Issuance of Share Equivalents in connection with any stock split, stock dividend or recapitalization approved by the Board (so long as all Holders of the same class or series of Share Equivalents is treated equally with all other Holders of such class or series of Share Equivalents); or

(e)                                  any Post-Closing Issuance of Share Equivalents to any Person (or any Affiliate of a Person) that has or is entering into a strategic or commercial relationship with the Company or any of its Subsidiaries or provides other strategic or commercial benefits to the Company or its Subsidiaries as determined in good faith by the Board, in each case so long as the Post-Closing Issuance of Share Equivalents is not to any Affiliate of any Stockholder.

Section 5.3.                                   Termination of Article V .  Upon the consummation of an Initial Public Offering, this Article V shall terminate and be of no further force and effect.

ARTICLE VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1.                                   Further Assurances.  From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 6.2.                                   Freedom to Pursue Opportunities.  The parties expressly acknowledge and agree that:  (i) each Stockholder, SLP Designated Director, Co-Investor Designated Director, SLP Nominee, Co-Investor Nominee, Co-Investor Observer and Affiliated Officer has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, including those deemed to be competing with the Company or any of its Subsidiaries; and (ii) in the event that a Stockholder, SLP Designated Director, Co-Investor Designated Director, SLP Nominee, Co-Investor Nominee, Co-Investor Observer or Affiliated Officer of the Company acquires knowledge of a potential transaction or matter that may be a corporate opportunity for each of the Company and such Stockholder or any other Person, the Stockholder, SLP Designated Director, Co-Investor Designated Director, SLP Nominee, Co-Investor Nominee, Co-Investor Observer or Affiliated Officer of the Company shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its Affiliates or Stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Stockholder, SLP Designated Director, Co-Investor Designated Director, SLP Nominee, Co-Investor Nominee, Co-Investor Observer or Affiliated Officer, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company of any of its Subsidiaries; provided, however, that this Section 6.2 shall not apply to any Stockholder or Co-Investor Designated Director, Co-Investor Observer or

Co-Investor Nominee who is also an officer or employee of the Company or any of its Subsidiaries (other than Affiliated Officers).

Section 6.3.                                   Legend on Share Certificates.

(a)                                  The certificates representing the Restricted Shares shall include an endorsement typed conspicuously thereon of the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS AGREEMENT DATED AS OF                      , 2006 (AS MAY BE AMENDED FROM TIME TO TIME) AND MAY NOT BE VOTED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”

In the event that any Securities shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such Share Equivalents without the first paragraph of the legend required by this Section 6.3.  In the event that any Securities shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the request of the holder thereof, issue to such holder a new certificate representing such Share Equivalents without the second paragraph of the legend required by this Section 6.3.

(b)                                 All certificates for Securities representing Restricted Shares hereafter issued, whether upon transfer or original issue, shall be endorsed with a like legend.

ARTICLE VII

ADDITIONAL PARTIES

Section 7.1.                                   Additional Parties.  Additional parties may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such additional parties and, to the extent permitted by Section 9.7, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such Stockholder as the SLP Investors and such Stockholders may agree.  Promptly after signing and delivering such a counterpart of this Agreement, the Company will deliver a conformed copy thereof to all of the parties.

ARTICLE VIII

INDEMNIFICATION

Section 8.1.                                   Indemnification of Stockholders.

(a)                                  The Company will indemnify, exonerate and hold the Stockholders and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration or claim arising directly or indirectly out of, or in any way relating to, (i) such Stockholder’s or its Affiliates’ ownership of Share Equivalents or other securities of the Company or such Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  For the purposes of this Section 8.1, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company.  The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, for purposes of this Section 8.1, the term Indemnitees shall not include any Stockholder or its any of its partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing who is an officer, director or employee of the Company or any of the Company’s Subsidiaries solely in such capacity as officer, director or employee.  Such officers, directors and employees will be subject to separate indemnification in such capacity through the Company’s certificate of incorporation, bylaws and other instruments.

ARTICLE IX

MISCELLANEOUS

Section 9.1.                                   Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the parties as to restrictions on the transferability of Shares and the other matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.  In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including, without limitation, the by-laws of any company, this Agreement shall govern as among the parties hereto.

Section 9.2.                                   Specific Performance.  The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 9.3.                                   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and performed entirely within such State.

Section 9.4.                                   Arbitration.  Any dispute, controversy or claim (each a “Dispute” and collectively, the “Disputes”) arising out of, relating to or in connection with this Agreement, including, without limitation, any Dispute regarding its validity or termination, or the performance or breach thereof under this Agreement shall be settled exclusively and finally by a panel of one arbitrator selected by the mutual agreement of the parties to such Dispute in an arbitration proceeding administered by Judicial Arbitration and Mediation Services (“JAMS”) under its Comprehensive Arbitration Rules and Procedure in effect at the time of such proceeding, and judgment on the award rendered by such arbitrator may be entered in any court having jurisdiction thereof.  If the parties to any such Dispute are unable to select such arbitrator within 15 days after the first notice given by any party to such Dispute to the other party or parties to such Dispute requesting arbitration and the selection of such arbitrators, any party to such Dispute may request that JAMS select such arbitrator, which selection shall be binding on the parties to such Dispute.  If (i) two or more Disputes arising out of or in connection with this Agreement are simultaneously pending, (ii) the subject matters of such Disputes involve common questions of law or fact and (iii) the independent resolution of each such Dispute could result in conflicting decisions or obligations, such Disputes may be consolidated in a single proceeding.  If more than one arbitration proceeding involving any such Disputes are pending, such proceedings shall, at the request of any party to such Dispute, be consolidated and settled in a single arbitration proceeding; provided that the determination of whether such Disputes shall be consolidated shall be determined by the first panel of three arbitrators established to settle any such Dispute.  If such Disputes are consolidated and more than one panel of three arbitrators has been established to settle any of such Disputes, the parties to such Dispute shall, within 20 days after such consolidation, select one panel of one arbitrator so established to settle the single consolidated arbitration proceeding.  Unless the parties to such Dispute otherwise agree to conduct any arbitration proceeding pursuant to this Section 9.4 elsewhere, such proceeding shall be conducted and any decision shall be rendered in San Francisco, California.  Expenses and costs associated with the submission of any Dispute to arbitration shall be the responsibility of the party against whom a final decision is rendered with respect to that Dispute (provided that in the case of multiple Disputes that are consolidated into a single proceeding, the costs of such proceeding shall be borne on a Dispute-by-Dispute basis by the party against whom a final decision is rendered with respect to each particular Dispute).  The award rendered by the arbitrator shall be final and binding on the parties to the Dispute; provided, however, that (i) by agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate, and (ii) in addition to the authority conferred upon the tribunal by the rules specified above, the tribunal shall also have the authority to grant provisional remedies, including injunctive relief.

Section 9.5.                                   Obligations.  All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 9.6.                                   Consent of the SLP Investors and the Co-Investors.

(a)                                  If any consent, approval or action of the SLP Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by the SLP Investors at such time provide such consent, approval or action in writing at such time.

(b)                                 If any consent, approval or action of the Co-Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by the Co-Investors at such time provide such consent, approval or action in writing at such time.

(c)                                  For purposes of clarity, the operation of Sections 9.6(a) and (b) shall not deprive any SLP Investor or any Co-Investor of their respective rights to designate directors pursuant to Section 2.1.

Section 9.7.                                   Amendment and Waiver.

(a)                                  This Agreement may be amended, modified or waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and each SLP Investor; provided that (i) any amendment, modification or waiver of Article II that adversely affects the rights of the Initial Co-Investor to designate Co-Investor Designated Directors or a Co-Investor Observer or that adversely affects the rights of the Co-Investor Designated Directors or a Co-Investor Observer set forth in Article II will also require the written consent of the Initial Co-Investor, (ii) any amendment, modification or waiver of Article IV or V that adversely affects the rights of the Co-Investors relative to or in a manner different than it affects the SLP Investors shall also require the written consent of the Co-Investors and (iii) any amendment, modification or waiver of Articles III, VI, VII, VIII or IX shall also require the written consent of each

Stockholder adversely affected thereby (for the avoidance of doubt, it being understood that any such amendment, modification or waiver that permits a transferee of Share Equivalents or a recipient of any newly-issued Shares Equivalents to participate on a pro rata basis based on ownership of outstanding Share Equivalents in transactions pursuant to Section 3.4, Section 3.5 and/or Section 3.7 shall not be deemed adverse to any Stockholder).  If requested by the SLP Investors, the Company agrees to execute and deliver any amendments to this Agreement to the extent so requested by the SLP Investors in connection with the addition of a transferee of Share Equivalents or a recipient of any newly-issued Shares Equivalents as a party hereto; provided that such amendments are in compliance with the proviso set forth in the immediately foregoing sentence.  Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Company and each Stockholder.

(b)                                 Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 9.8.                                   Binding Effect.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 9.9.                                   Termination.  This Agreement shall terminate only by written consent of each of the parties hereto or upon the dissolution of liquidation of the Company.

Section 9.10.                             Notices.  Any and all notices, designations, offers, acceptances or other communications provided for herein shall be given in writing by registered or certified mail, which shall be addressed, in the case of the Company, to its principal office, and, in the case of any Stockholder, to such party’s address appearing on the stock books of the Company or to such other address as may be designated by such party in writing to the Company.  Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

Section 9.11.                             Severability.  If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 9.12.                             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 9.13.                             Assumption of Obligations.  Upon consummation of the Merger, all rights and obligations of Newco will be assumed by Serena and Serena shall become a party to this Agreement.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

SPYGLASS MERGER CORP.

By:
Name:
Title:

SILVER LAKE PARTNERS II, L.P.

By:	Silver Lake Technology Associates II, L.L.C., its General Partner

By:
Name:
Title:

SILVER LAKE TECHNOLOGY INVESTORS II, L.L.C.

By:	Silver Lake Management Company, L.L.C.,
its Manager

	By:	Silver Lake Technology Management, L.L.C., its Managing Member

By:
Name:
Title:

DOUGLAS D. TROXEL LIVING TRUST

By:
Name: Douglas D. Troxel
Title: Trustee

CO-INVESTOR FOUNDER

Douglas D. Troxel